UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

CVR REFINING, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35781	37-1702463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including
zip code)

Registrant’s telephone number, including area code:  (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 8.01 of this Current Report on Form 8-K (relating to delisting of the common units of the Partnership (as defined below)) is incorporated by reference into this Item 3.01.

Item 3.03      Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K (relating to the rights of holders of common units of the Partnership as of the Purchase Date (as defined below)) is incorporated by reference into this Item 3.03.

Item 7.01

On January 29, 2019, the Partnership issued a press release announcing the completion of the Purchase (as defined below). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under this Item 7.01 and in Exhibit 99.1 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01                   Other Events.

On January 29, 2019 (the “Purchase Date”), CVR Energy, Inc., a Delaware corporation (“CVI”), completed its previously announced purchase (the “Call Right Purchase”) of all of the issued and outstanding common units (“Common Units”) representing limited partner interests in CVR Refining, LP, a Delaware limited partnership (the “Partnership”), not already owned by CVR Refining GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), or the General Partner’s affiliates for a cash purchase price, determined in accordance with the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended (the “Limited Partnership Agreement”), of $10.50 per unit (the “Call Price”), or $240,545,865 in the aggregate. The Call Right Purchase was conducted in accordance with Article XV of the Limited Partnership Agreement.

Also on the Purchase Date, CVI completed its previously announced purchase (the “IEP Purchase”) of all of the Common Units held by American Entertainment Properties Corp. and Icahn Enterprises Holdings L.P. for a cash purchase price per unit equal to the Call Price, or $60,375,000 in the aggregate (the “IEP Purchase,” and together with the Call Purchase, the “Purchase”).

As of the Purchase Date, all rights of the holders of the Common Units whose Common Units were purchased in the Purchase have been extinguished, except for the right to receive payment of the purchase price. Following completion of the Purchase, CVI, now owns, directly and indirectly, 100 percent of the Common Units and there is no longer a public market for the Common Units. The Partnership has filed a Form 25 with the Securities and Exchange Commission and has voluntarily withdrawn the Common Units from listing on the NYSE and from registration under Section 12(b) of the Exchange Act. The Common Units are no longer listed on the NYSE beginning as of January 29, 2019. Furthermore, the Partnership intends to file with the SEC a Form 15 upon effectiveness of the Form 25 to suspend the reporting obligations of the Partnership under Sections 13(a) and 15(d) of the Exchange Act.

Also on the Purchase Date, CVR Refining, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“CVRR LLC”), and Coffeyville Finance Inc., a Delaware corporation and wholly owned subsidiary of the Partnership (together with CVRR LLC, the “Issuers”) entered into the First Supplemental Indenture (the “Supplemental Indenture”), among CVI, the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, to the indenture dated as of October 23, 2012, relating to the 6.500% senior notes due 2022 (the “Notes”) of the Issuers (the “Indenture”). Pursuant to the Supplemental Indenture, CVI will unconditionally guarantee the Issuers’ obligations under the Notes and the Indenture. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.
4.1

First Supplemental Indenture, dated as of January 29, 2019, among CVR Energy Inc., CVR Refining, LLC, Coffeyville Finance Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

99.1	CVR Refining, LP Press Release, issued January 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2019

CVR Refining, LP

By: CVR Refining GP, LLC, its general partner

By:	/s/ Tracy D. Jackson
Tracy D. Jackson
Executive Vice President and Chief Financial Officer